CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 25, 2004, relating to the financial statements and financial highlights which appears in the March 31, 2004 Annual Report to Shareholders of PBHG Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Counsel and Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

/S/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 15, 2004